Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITOR


The Board of Directors
La Quinta Inns, Inc.
San Antonio, Texas

We consent to the incorporation by reference in this post-effective Amendment No. 2 to the Joint Registration Statement on Form S-3 (File Nos. 333-40055 and 333-40055-1) of Meditrust Corporation and Meditrust Operating Company of our report dated January 23, 1998, except for note 17, which is as of February 12, 1998, with respect to the combined balance sheets of La Quinta Inns, Inc. as of December 31, 1997 and 1996, and the related combined statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Meditrust Corporation and Meditrust Operating Company Joint Current Report on Form 8-K, event date March 31, 1998, and to the reference to our firm under the heading "Experts" in this post-effective Amendment No. 2 to the Joint Registration Statement.



                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP


San Antonio, Texas
September 28, 1998